[ON SQUAR, MILNER, REEHL & WILLIAMSON, LLP LETTERHEAD]




                                  EXHIBIT 23.1




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



         We consent to the incorporation by reference in this Registration Statement of Capital Development Group, Inc. (the "Company") on Form S-8 of our report dated April 10, 2002, on our audit of the financial statements of Capital Development Group, Inc. for the year ending December 31, 2001, which appears in the Annual Report of the Company on Form 10-KSB.

/s/ SQUAR, MILNER, REEHL & WILLIAMSON, LLP
May 9, 2002



SQUAR, MILNER, REEHL & WILLIAMSON, LLP
Newport Beach, CA